Exhibit 1.1

GOLAR LNG PARTNERS LP

[              ] Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York
[             ], 2011

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. INCORPORATED
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, New York 10013

Ladies and Gentlemen:

Golar LNG Limited, a Bermuda exempted company (“Golar”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [              ] common units (the “Firm Units”) of Golar LNG Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), each representing a limited partner interest in the Partnership (the “Common Units”).  Golar also proposes to grant to the Underwriters an option to purchase up to [              ] additional Common Units to cover over-allotments (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”  Certain terms used herein are defined in Section 20 hereof.

It is understood and agreed to by all parties that the Partnership was formed by Golar to own and operate liquefied natural gas carriers and floating storage and regasification units under long-term charters, as described more particularly in the Disclosure Package and the Preliminary Prospectus (as defined herein) (collectively, the “Contributed Business”).  It is further understood and agreed to by all parties that as of the date hereof:

(a)                                  Golar directly owns a 100% membership interest in Golar GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), and a 98% limited partner interest in the Partnership;

(b)                                 the Partnership owns a 100% membership interest in Golar Partners Operating LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company”);

(c)                                  the Operating Company owns, directly or indirectly, the entities set forth on Schedule II (the “Operating Subsidiaries”) as set forth on such Schedule II; and

(d)                                 the Operating Subsidiaries own a 60% interest in the vessel Golar Mazo, a 100% interest in the vessel Golar Spirit, a 100% leasehold interest in the vessel Methane Princess, a 100% leasehold interest in the vessel Golar Spirit and a 100% leasehold interest in the vessel Golar Winter (together with the Golar Mazo, the Methane Princess and the Golar Spirit, the “Vessels”).

It is understood and agreed to by all parties hereto that, prior to or on the date hereof, the following transactions occurred (the “Transactions”):

(a)                                  Golar, the General Partner, the Partnership, Golar LNG Holding Co., a Marshall Islands corporation (“LNG Holding”), and the Operating Company entered into that certain Contribution, Conveyance and Assumption Agreement, dated as of the date hereof, whereby, among other things, Golar contributed its interests in the Golar Winter to the Partnership (the “Contribution Agreement);

(b)                                 in connection with the Contribution Agreement, Golar, the General Partner, the Partnership, LNG Holding and the Operating Company entered into various transfer agreements, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”);

(c)                                  the Operating Subsidiaries entered into certain commercial and technical management agreements with respect to the Vessels (the “Fleet Management Agreements”);

(d)                                 the Partnership and the lenders party thereto entered into a $285 million Senior Secured Credit Agreement, dated as of September 29, 2008 (the “Credit Agreement”); and

(e)                                  the Partnership and Golar entered into a US$20 million revolving credit agreement, dated as of [            ], 2011 (the “Sponsor Credit Agreement”).

It is further understood and agreed to by all parties hereto that the following transactions will occur immediately prior to the closing of the offering:

(a)                                  the Partnership will issue to Golar [                                                       ] Common Units and [                            ] Subordinated Units (all such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”), representing a 98% limited partner interest in the Partnership in exchange for Golar’s existing 98% limited partner interest in the Partnership;

(b)                                 the Partnership will issue to the General Partner (i) [            ] general partner units (the “General Partner Units”), representing a 2% general partner interest in the Partnership in exchange for the General Partner’s existing 2% general partner interest in the Partnership and (ii) 81% of the Partnership’s incentive distribution rights (the “General Partner Incentive Distribution Rights”); and

(c)                                  the Partnership will issue to Golar LNG Energy Limited, a Bermuda exempted company (“Golar Energy”), 19% of the Partnership’s incentive distribution rights (the

“Golar Energy Incentive Distribution Rights” and, together with the General Partner Incentive Distribution Rights, the “Incentive Distribution Rights”);

(d)                                 the Partnership and Golar Management Limited (“Golar Management”) will enter into a management and administrative services agreement (the “Services Agreement”), pursuant to which Golar Management will provide the Partnership with administrative and certain management services; and

(e)                                  Golar, Golar Energy, the Partnership, the General Partner and others will enter into an omnibus agreement (the “Omnibus Agreement”), which will set forth certain agreements concerning competition among the parties thereto and concerning the indemnification of the Partnership for certain liabilities following the closing of the offering.

The General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Partnership Parties.”  The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.”  Golar and the Partnership Parties are hereinafter referred to collectively as the “Golar Parties” and, together with the Operating Subsidiaries, the “Golar Entities.”

This is to confirm the agreement among the Golar Parties and the Underwriters concerning the purchase of the Units from Golar by the Underwriters.

1.                                       Representations and Warranties.

(i)                                     Each of the Golar Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a)                                  Registration.  The Partnership has prepared and filed with the Commission a registration statement on Form F-1 (File number 333-[   ]), including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Partnership may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Representatives.  The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b)                                 No Material Misstatements or Omissions.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on each Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on each Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b), including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Golar Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)                                  No Material Misstatements or Omissions in Disclosure Package.  (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each bona fide electronic road show, when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, do not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 No Ineligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e)                                  Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)                                    Formation and Qualification of Golar Entities.  Each of the Golar Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation with all limited liability company, limited partnership or corporate power and authority, as applicable, to enter into and perform its obligations under the Operative Agreements (as hereinafter defined) to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on each Closing Date and to conduct its business as currently conducted or as to be conducted on each Closing Date, in each case as described in the Disclosure Package and the Prospectus.  Each of the Partnership Entities is, or at each Closing Date will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction that requires, or at each Closing Date will require, such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders’ equity, results of operations, business or properties of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g)                                 Power and Authority to Act as a General Partner.  The General Partner has, and on each Closing Date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus.

(h)                                 Ownership of the General Partner.  Golar owns, and on each Closing Date will own, 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “General Partner LLC Agreement”) and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”)); and Golar owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”).

(i)                                     Ownership of the General Partner Interest in the Partnership.  The General Partner is, and at each Closing Date will be, the sole general partner of the

Partnership, with a 2.0% general partner interest in the Partnership, which will be represented by the General Partner Units; the General Partner Units will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended and restated on or prior to the Closing Date, the “Partnership Agreement”), and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement and as described in the Disclosure Package).

(j)                                     Ownership of Sponsor Units and Incentive Distribution Rights.  On the first Closing Date, immediately prior to the closing (i) Golar will own the Sponsor Units; (ii) the General Partner will own the General Partner Incentive Distribution Rights; and (iii) Golar Energy will own the Golar Energy Incentive Distribution Rights.  All of the Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized for issuance and sale and, when issued and delivered by the Partnership, will be validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Preliminary Prospectus and the Prospectus under the caption “The Partnership Agreement — Limited Liability” and except as such non-assessability may be affected by Section 41 of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and Golar and Golar Energy and the General Partner will own the Sponsor Units and the Incentive Distribution Rights, respectively, free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement and as described in the Disclosure Package).  On the first Closing Date, after giving effect to the sale by Golar of the Firm Units, Golar will own [          ] Common Units and [            ] Subordinated Units (the “Retained Sponsor Units”) and the General Partner will own the General Partner Incentive Distribution Rights and Golar Energy will own the Golar Energy Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement and as described in the Disclosure Package).

(k)                                  Ownership of the Operating Company.  The Partnership owns, and on each Closing Date will own, a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of The Marshall Islands LLC Act); and the Partnership owns such membership interest free and clear of all Liens other than Liens arising under the Credit Agreement.

(l)                                     Ownership of the Operating Subsidiaries.  As of the date hereof, after giving effect to the transactions set forth in the Contribution Documents, and at each Closing Date, the Operating Company owns, directly or indirectly, 100% of the equity interests in each of the Operating Subsidiaries, except Aurora Management Inc. and Faraway Maritime Shipping Company, in which they collectively own, directly or indirectly, 90% and 60%, respectively, of such equity interests and in which Chinese Petroleum Corporation owns, directly or indirectly, 10% and 40%, respectively, of such equity interests; in each case, such equity interests have been duly authorized and validly issued in accordance with the charter, bylaws, limited liability company agreement or other organizational documents of each Operating Subsidiary (the “Subsidiary Organizational Documents”) and are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable; and the Partnership and the Operating Company own such equity interests free and clear of all Liens other than Liens arising under the Credit Agreement, the Secured Loan Facility dated November 26, 1997 by the Bank of Taiwan, as lead arranger, Faraway Maritime Shipping Company, as borrower, and the other lenders and arrangers party thereto (the “Mazo Loan Facility”), Liens under joint venture agreements regarding the Golar Mazo (the “Mazo JV Documents”), Liens arising under and related to the Lease Agreement dated August 27, 2003 among A&L CF June (3) Limited and Golar LNG 2215 Corporation, as amended, in respect of the Methane Princess and the Lease Agreement dated March 16, 2004 among Lloyds TSB Maritime Leasing (No. 13) Limited and Golar LNG 2220 Corporation, as amended, in respect of the Golar Winter.

(m)                               No Other Subsidiaries.  Except as described in Sections 1(i)(i), 1(i)(j), 1(i)(k) and 1(i)(l), none of the Partnership Entities own or, on any Closing Date, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)                                 Capitalization.  At the initial Closing Date, the issued and outstanding limited partner interests of the Partnership will consist of [           ] Common Units, [             ] Subordinated Units, [             ] General Partner Units and the Incentive Distribution Rights.  Assuming no exercise of the option provided in Section 2(b), other than the Retained Sponsor Units and the Incentive Distribution Rights, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding on the initial Closing Date.  Except for any Common Units sold by Golar pursuant to the option provided in Section 2(b) or in accordance with the proviso in Section 5(g) and other than the Retained Sponsor Units and the Incentive Distribution Rights, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding, on each subsequent Closing Date.

(o)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(p)                                 Authority and Authorization.  Each of the Golar Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.  The Partnership has all requisite partnership power and authority to issue, sell and deliver the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the

Partnership Agreement.  Golar has all requisite company power and authority to sell and deliver the Units to the Underwriters in accordance with and upon the terms set forth in this Agreement, the Disclosure Package and the Prospectus.  On each Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Golar Entities or any of their securityholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, the execution and delivery by the Golar Entities of the Operative Agreements and the consummation of the transactions contemplated by this Agreement and the Operative Agreements to take place as of or prior to the Closing Date, shall have been validly taken.

(q)                                 Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Golar Parties.

(r)                                    Authorization, Execution, Delivery and Enforceability of the Operative Agreements.  On or before the initial Closing Date:

(i)                                     the General Partner LLC Agreement has been duly authorized, executed and delivered by Golar and will be a valid and legally binding agreement of Golar, enforceable against Golar in accordance with its terms;

(ii)                                  the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Golar and will be a valid and legally binding agreement of the General Partner and Golar, enforceable against each of them in accordance with its terms;

(iii)                               the Operating Company LLC Agreement has been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv)                              each of the Contribution Documents has been duly authorized, executed and delivered by the Golar Entities party thereto, and each such agreement is a valid and legally binding agreement of each such Golar Entity, enforceable against such parties in accordance with its terms;

(v)                                 the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Golar Parties, and, assuming the due authorization, execution and delivery thereof by Golar Energy, will be a valid and legally binding agreement of each of the Golar Parties, enforceable against each of them in accordance with its terms;

(vi)                              the Services Agreement will have been duly authorized, executed and delivered by the Partnership, and, assuming the due authorization, execution and delivery thereof by Golar Management, will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(vii)                           the Fleet Management Agreements have been duly authorized, executed and delivered by the Operating Subsidiaries party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, each such agreement is a valid and legally binding agreement of each Operating Subsidiary party, enforceable against each Operating Subsidiary party in accordance with its terms;

(viii)                        the Credit Agreement has been duly authorized, executed and delivered by the Partnership and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(ix)                                the Sponsor Credit Agreement will have been duly authorized, executed and delivered by the Partnership and Golar, and will be a valid and legally binding agreement of the Partnership and Golar, enforceable against the Partnership and Golar in accordance with its terms.

provided, however, that with respect to each agreement described in this Section 1(i)(r), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy.

The agreements described in clauses (i) through (iii) of this Section 1(i)(r) are herein collectively referred to as the “Organizational Documents.”  The Organizational Documents, together with the agreements described in clauses (iv) through (viii) of this Section 1(i)(r), are herein collectively referred to as the “Operative Agreements.”

(s)                                  Authorization, Execution, Delivery and Enforceability of Certain Other Agreements.  Each agreement or other instrument listed on Exhibit B hereto (each as amended, collectively, the “Covered Agreements”) has been duly authorized, executed and delivered by the Golar Entities party thereto, and, assuming the due authorization, execution and delivery by the other parties thereto, each is or will be at the Closing Date, a valid and legally binding agreement of each such Golar Entity, enforceable against each such Golar Entity in accordance with its terms; provided, however, that with respect to each Covered Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

provided further that the indemnity, contribution and exoneration provisions contained in any of such Covered Agreements may be limited by applicable laws and public policy.

(t)                                    No Conflicts.  None of (i) the offering or sale by Golar of the Units to be sold by Golar to the Underwriters pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Golar Entities party hereto or thereto, or (iii) the consummation of the transactions contemplated hereby or thereby (A) constituted, constitutes or will constitute a violation of the Organizational Documents or any of the organizational documents of Golar and the Operating Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Golar Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Golar Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Golar Entities (other than Liens arising under the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Golar Entities to consummate the transactions provided for in this Agreement or the Operative Agreements.

(u)                                 No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Golar Entities or any of their properties or assets is required in connection with (i) the offering or sale by Golar of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements or the fulfillment of the terms hereof or thereof by the Golar Entities party hereto or thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (iv) as disclosed in the Disclosure Package and the Prospectus.

(v)                                 No Defaults.  None of the Golar Entities is (i) in violation of its organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Golar Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Contributed Business to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Golar Entities to perform their obligations under this Agreement, the Operative Agreements or the Covered Agreements.

(w)          Conformity of Units to Description.  The Units, when delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(x)            No Labor Dispute.  Except as set forth in the Disclosure Package and the Prospectus, no labor problem or dispute with the employees of any Partnership Entity exists or, to the knowledge of the Golar Entities, is threatened or imminent, and none of the Golar Entities is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, which, in any case, would reasonably be expected to have a Material Adverse Effect.

(y)           Sufficiency of the Contribution Documents.  The Contribution Documents were legally sufficient to transfer or convey or vest in to the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations (including the Contributed Business) in all material respects as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Operative Agreements.  The Partnership Entities, upon execution and delivery of the Contribution Documents, succeeded in all material respects to the business, assets, properties, liabilities and operations of the Contributed Business.

(z)            Financial Statements.  The historical financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.  The summary historical financial and operating information set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Summary—Summary Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which it has been derived.  The pro forma balance sheet included in the Preliminary Prospectus, the Prospectus and the Registration Statement complies as to form with the applicable accounting requirements of Regulation S-X under the Act and includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet included in the Preliminary Prospectus, the Prospectus and the Registration Statement.  The financial forecast and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(aa)         Independent Registered Public Accounting Firm.  PricewaterhouseCoopers LLP, who has audited certain financial statements included in the Registration Statement, the Disclosure Package and the Prospectus of the Partnership, its combined predecessors and the General Partner and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”).

(bb)         Absence of Litigation.  Except as described in the Disclosure Package and the Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Golar Parties, threatened, to which any of the Golar Entities is or may be a party or to which the Contributed Business or property of any of the Golar Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Golar Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Golar Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units or (C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

(cc)         Title to Properties.  As of the date hereof the Partnership, the Operating Company and the Operating Subsidiaries have, and at each Closing Date will have, good title to all personal property described in the Disclosure Package or the Prospectus to be owned by the Partnership, the Operating Company and the Operating Subsidiaries, and each of the Golar Entities, and to the Golar Parties’ knowledge, the other entities identified on Exhibit C hereto hold the interest in the applicable Vessel set forth opposite its name on Exhibit C, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package, (ii) that arise from indebtedness expressly assumed by the Partnership, the Operating Company or the Operating Subsidiaries pursuant to the Contribution Documents or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Prospectus (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).  As of the date hereof, the Partnership, the Operating Company and the Operating Subsidiaries do not, and at each Closing Date will not,  own, lease or otherwise have interest in any real property.

(dd)         Vessel Registration.  Each Vessel is duly registered under the laws of the jurisdiction set forth on Exhibit C.

(ee)         Tax Returns.  Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(ff)           Insurance.  The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Partnership Entities have no reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg)         Distribution Restrictions.  Except as provided by Section 43 of The Marshall Islands Business Corporation Act or Section 5.9 of the Liberian Business Corporation Act, the Credit Agreement, the Sponsor Credit Agreement, the Mazo Loan Facility or the Mazo JV Documents, no subsidiary of the Partnership or the Operating Company is currently prohibited, directly or indirectly, from paying any distributions to the Partnership or the Operating Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership or the

Operating Company or any other subsidiary of the Partnership or the Operating Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(hh)         Licenses and Permits.  Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that are the responsibility of the charter parties to obtain pursuant to the terms of the charter agreements relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”), the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Contributed Business, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Disclosure Package and the Prospectus, the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Golar Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  To the knowledge of the Golar Parties, the charter parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(ii)           Environmental Laws.  Each Partnership Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the charter parties under the Charter Agreements and that the Golar Parties reasonably expect such charter parties to obtain, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.  In the ordinary course of business, the Golar Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Golar Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of the Golar Parties, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the charter parties to obtain pursuant to the terms of the Charter Agreements.

(jj)           Intellectual Property.  Except as would not result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the Contributed Business, and (ii) the Golar Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Partnership Entities.

(kk)         Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Golar Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Disclosure Package or the Prospectus but is not so described.

(ll)           Description of Legal Proceedings and Contracts; Filing of Exhibits.  There are no legal or governmental proceedings pending or, to the knowledge of the Golar Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which the Contributed Business or any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.  The statements included in the Registration Statement, the Prospectus and the Disclosure Package insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(mm)       Sarbanes-Oxley Act of 2002.  On each Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Stock Market LLC that are effective and applicable to the Partnership.

(nn)         Investment Company.  None of the Partnership Entities is, and after giving effect to the offering and sale of the Units, none of the Partnership Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)         Passive Foreign Investment Company.  The Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ending December 31, 2011, and based on the Partnership’s current and expected assets, income and operations as described in the Disclosure Package and the Prospectus, the Partnership does not believe that it is likely to become a PFIC for any future taxable year.

(pp)         Section 883 Exemption.  Based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Disclosure Package and the Prospectus (or any documents incorporated by reference therein), the Partnership believes that it will qualify for the exemption from United States federal income tax with respect to its U.S. source international transportation income under Section 883 of the Code for the taxable year ending December 31, 2011 and for future tax years, provided that less than 50 percent of its Common Units are owned by “5-percent shareholders” (other than Golar or its affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during each such year.

(qq)         Tax Status.  None of the Partnership Entities has elected to be classified as an association taxable as a corporation for United States federal income tax purposes.  The Partnership will properly elect to be classified as an association taxable as a corporation for United States federal income tax purposes effective after the date hereof and prior to closing.  In addition, each of the General Partner, Golar Maritime (Asia) Inc., Oxbow Holdings Inc., Aurora Management Inc. and Faraway Maritime Shipping Inc. is properly classified as an association taxable as a corporation for United States federal income tax purposes.  Each of the Partnership Entities, other than the Partnership and the entities referenced in the preceding sentence, has properly elected to be classified as disregarded as an entity separate from its owner for United States federal income tax purposes.

(rr)           Books and Records.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(ss)         Market Stabilization.  None of the Golar Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(tt)           Foreign Corrupt Practices Act.  No Golar Entity nor, to the knowledge of the Golar Parties, any director, officer, agent, employee or affiliate of any Golar Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Golar Entities and, to the knowledge of the Golar Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(uu)         Anti-Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Golar Parties, threatened.

(vv)         Sanctions Laws and Regulations.  Neither the sale of the Units by Golar hereunder nor the use of the proceeds thereof would reasonably be expected to cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

(ww)       Office of Foreign Assets Control.  None of the Golar Entities, nor, to the knowledge of the Golar Parties, any director, officer, agent, employee or affiliate of a Golar Entity is currently subject to or engaged in any activities in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Golar will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to or engaged in any activities in violation of any U.S. sanctions administered by OFAC.

(xx)          Private Placement.  The sale and issuance of the Sponsor Units to Golar and the Incentive Distribution Rights to the General Partner and Golar Energy are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.  The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(yy)         Statistical Data.  Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate.

(zz)          No Distribution of Other Offering Materials.  None of the Golar Entities has distributed or, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134 thereunder.

(aaa)       Listing on the Nasdaq Global Market.  The Units have been approved to be listed on the Nasdaq Global Market, subject to official notice of issuance.

(bbb)      Disclosure Controls.  (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ii)           Golar represents and warrants to, and agrees with, each Underwriter that:

(a)           Valid Title.  As of the first Closing Date, Golar will have valid title to the Units, free and clear of all Liens, and will have the legal right and power to sell, transfer and deliver the Units or a valid security entitlement in respect of such Units, as the case may be.

(b)           Delivery of Units.  Upon payment of the purchase price for the Units, delivery (as defined in Section 8-301 of the New York Uniform Commercial Code (the “UCC”) of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee, and the crediting of such Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Units), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Units and will acquire its interest in the Units (including, without limitation, all rights that Golar had or has the power to transfer in such Units) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Units may be asserted against the Underwriters with respect to such security entitlement.  For purposes of this representation, Golar may assume that when such payment, delivery and crediting occur, (1) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of formation, agreement of limited partnership and applicable law, (2) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and will have established a “securities account” for the Underwriters within the meaning of Section 8-501(a) of the UCC and (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c)           Transfer Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (A) the delivery of the Firm Units to be sold by Golar in the manner contemplated by this Agreement or (B) the sale and delivery by the Underwriters of the Units as contemplated herein.

(d)           No Inside Information.  Golar is not prompted to sell the Units by any information concerning any of the Partnership Entities that is not set forth in the Disclosure Package or the Prospectus.

Any certificate signed by any officer of any of the Golar Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Golar Party, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Golar agrees to sell to each Underwriter,

and each Underwriter agrees, severally and not jointly, to purchase from Golar, at a purchase price of $[   ] per unit, the number of Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Golar hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units.  Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to Golar setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3.             Delivery and Payment.  Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 10:00 a.m., New York City time, on [              ], or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and Golar, or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or, upon the order of Golar, by wire transfers payable in same-day funds to accounts specified by Golar.  Delivery of the Firm Units and the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, Golar will deliver the Option Units (at the expense of Golar) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Golar by wire transfer payable in same-day funds to an account specified by Golar.  If settlement for the Option Units occurs after the Closing Date, Golar will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5.             Agreements.  Each of the Golar Parties, jointly and severally, agrees with the several Underwriters that:

(a)           Preparation of Prospectus and Registration Statement.  Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectus.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the (i) Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Partnership will (A) promptly notify the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until the Disclosure

Package or such Issuer Free Writing Prospectus is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c)           Amendment of Registration Statement or Supplement of Prospectus.  If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d)           Reports to Unitholders.  As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)           Signed Copies of the Registration Statement and Copies of the Prospectus.  The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)            Qualification of Units.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)           Lock-Up Period.  The Golar Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction designed to or that might reasonably be expected to (i) result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Golar Parties or any person in privity with any of them or any of their affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act) in any common units of the Partnership or any securities convertible into, or exercisable or exchangeable for, such common units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Partnership (A) may issue and sell common units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan (including the Partnership’s long-term incentive plan) of the Partnership in effect at the Execution Time, and (B) the Partnership may issue common units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.  Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in this paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.  The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in this Section and in Section 6(o) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)           Price Manipulation.  The Golar Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i)            Expenses.  The Golar Parties agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the

Nasdaq Global Market; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees); (viii) the transportation expenses and one half of the other expenses incurred by or on behalf of the Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and Golar; and (x) all other costs and expenses incident to the performance by the Golar Parties of their respective obligations hereunder.  Notwithstanding the foregoing, the Underwriters will reimburse Golar for certain actual expenses that it incurred in connection with the offering in an amount not to exceed $250,000.  Such reimbursement shall be made by wire transfer of immediately available funds to such accounts or accounts designated by Golar or such other method as agreed to by the parties to this Agreement following delivery of reasonably satisfactory documentation of the expenses to the Representatives.  Notwithstanding the foregoing, it is understood that except as expressly provided in this Section 5(i) or in Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel and transfer taxes on the resale by them of any of the Units.  Golar agrees to pay Citigroup Global Markets Inc. and Evercore Group L.L.C. an aggregate structuring fee equal to 0.500% of the gross proceeds from the sale of the Firm Units for advice regarding the capital structure of the Partnership, the terms of the offering and the terms of the Partnership Agreement.

(j)            Free Writing Prospectus.  The Partnership agrees that, unless it has obtained or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or shall have obtained, as the case may be, the prior written consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of each Free Writing Prospectus included in Schedule III hereto and any bona fide electronic road show within the meaning of Rule 433.  Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           Rule 463.  The Partnership will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

(l)            Investment Company.  As of the Closing Date, no Partnership Entity will be deemed an “investment company” as defined in the Investment Company Act.  For a period of five years after the latest Closing Date, the Partnership will use its reasonable best efforts to ensure that no Partnership Entity, or any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act.  Unless there has occurred a material change in the nature of the operations of the Partnership, for a period of five years after the latest Closing Date, the Partnership will use commercially reasonable efforts to ensure that the Partnership shall not become a PFIC.

(m)          Sanctions Laws and Regulations.  The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that would reasonably be expected to result in a violation by any U.S. person participating in the offering contemplated by this Agreement of the Sanction Laws and Regulations with respect to the sale of the Units hereunder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Golar Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Golar Parties made in any certificates pursuant to the provisions hereof, to the performance by the Golar Parties of their obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Partnership shall have requested and caused Watson, Farley & Williams (New York) LLP, special Republic of Liberia and Republic of The Marshall Islands counsel for the Golar Entities, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit D-1.

(c)           The Partnership shall have requested and caused Vinson & Elkins L.L.P., U.S. counsel to the Golar Entities, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit D-2.

(d)           The Partnership shall have requested and caused Mello Jones & Martin, special Bermuda counsel to Golar, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit D-3.

(e)           The Partnership shall have requested and caused Harney Westwood & Riegels, special British Virgin Islands counsel to the Golar Entities, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit D-4.

(f)            The Partnership shall have requested and caused Heller Redo Barroso Advogados, special Brazilian counsel to the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit D-5.

(g)           The Partnership shall have requested and caused Watson, Farley & Williams (UK) LLP, special United Kingdom counsel for the Golar Entities, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit D-6.

(h)           The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Golar Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)            The Partnership shall have furnished to the Representatives a certificate of the Partnership and Golar, signed on behalf of the Partnership and Golar by the Chief Executive Officer and the Chief Financial Officer of Golar Management, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each bona fide electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i)            the representations and warranties of the Golar Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Golar Parties have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued,

and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j)            The Golar Parties shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, and (ii) stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings in the United States.

(k)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(l)            Prior to the Closing Date, the Golar Entities shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities, if any such securities are outstanding, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n)           The Units shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(o)           At the Execution Time, the Golar Entities shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the persons listed on Schedule IV hereto.

(p)           At the date of this Agreement and at the Closing Date, the Representatives shall have received from the Partnership a certificate substantially in the form of Exhibit E hereto and signed by the Chief Financial Officer of the Partnership.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to Golar in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Golar Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Golar Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.             Indemnification and Contribution.

(a)           Each of the Golar Parties agrees, jointly and severally, to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” contained in a Permitted Free Writing Prospectus filed or required to be filed pursuant to Rule 433(a) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Golar Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Golar Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information consists solely of the information set forth in the last sentence of Section 8(b).  This indemnity agreement will be in addition to any liability that the Golar Parties may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Golar Parties, each of their respective directors, each of the officers who signs the Registration Statement, and each person who controls any Golar Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Golar Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Golar Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  Each Golar Party acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Golar Parties agree, jointly and severally, and the Underwriters severally but not jointly agree, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Golar Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Golar Parties, on the one hand, and by the Underwriters, on the other, from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Golar Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Golar Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Golar Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by Golar, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Golar Parties, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Golar Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Golar Parties within the meaning of either the Act or the Exchange Act, each officer of any of the Golar Parties who shall have signed the Registration Statement and each director of any of the Golar Parties shall have the same rights to contribution as the Golar Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           The liability of Golar under Golar’s representations and warranties in Section 1(ii) hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Units sold by Golar to the Underwriters.  The Partnership and Golar may agree, as among themselves and without limiting the rights of the Underwriters hereunder, as to the respective amounts of such liability for which they each shall be responsible.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally but not jointly to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all of the remaining Underwriters) the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that, in the event that the aggregate number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Golar Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Golar Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Golar prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the Nasdaq Stock Market LLC, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Golar Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Golar Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department (fax no. (646) 855-3073) and confirmed to ECM Legal (fax no. (212) 230-8730); and Morgan Stanley & Co. Incorporated, Attention: Global Capital Markets Syndicate Desk, 1585 Broadway, New York, New York 10036; and (ii) [                           ], Attention: [                 ]; or, if sent to Golar, will be mailed, delivered or telefaxed to Golar LNG Limited, at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda and confirmed to the [Legal Department].

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty.  Each of the Golar Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Golar Parties, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Golar Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, each of the Golar Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Golar Parties on related or other matters).  Each of the Golar Parties agrees that it will not claim that any of the Underwriters have rendered advisory services of any nature or respect (other than structuring advisory services rendered by Citigroup Global Markets Inc. and Evercore Group L.L.C.), or that any of the Underwriters owe an agency, fiduciary or similar duty to the Golar Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

15.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Golar Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Judicial Proceedings.

(a)           The Golar Parties irrevocably (i) agree that any legal suit, action or proceeding against the Golar Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Golar Parties has appointed Watson, Farley & Williams (New York) LLP, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Golar Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Golar Parties shall be deemed, in every respect, effective service of process upon the Golar Parties.

(b)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the Business Day proceeding that on which final judgment is given.  The obligations of the Golar Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Golar Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Golar Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

18.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

19.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus dated [          ], 2011, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means [    ] (Eastern time) on [              ], 2011.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(i)(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(i)(a) hereof, including exhibits and financial statements and any prospectus relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 175(b),” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Golar Parties and the several Underwriters.

Very truly yours,

GOLAR LNG LIMITED

By: Golar Management (UK) Ltd.

By:
Name:	[ ]
Title:	[ ]

GOLAR LNG PARTNERS LP

By:	Golar Management (UK) Ltd.

By:
Name:	[ ]
Title:	[ ]

GOLAR GP LLC

By:
Name:	[ ]
Title:	[ ]

GOLAR PARTNERS OPERATING LLC

By:
Name:	[ ]
Title:	[ ]

Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. INCORPORATED

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
DnB NOR Markets, Inc.
Evercore Group L.L.C.
Total	[ ]

I-1

SCHEDULE II

Operating Subsidiaries

Name	Jurisdiction of Organization	Ownership
Golar Maritime (Asia) Inc.	Republic of Liberia	100%
Oxbow Holdings Inc.	British Virgin Islands	100%
Aurora Management Inc.	Republic of Liberia	90%
Faraway Maritime Shipping Company	Republic of Liberia	60%
Golar 2215 UK Ltd.	United Kingdom	100%
Golar Spirit UK Ltd.	United Kingdom	100%
Golar Servicos de Operacao de Embarcacoes Limitada	Brazil	100%
Golar LNG 2215 Corporation	Republic of The Marshall Islands	100%
Golar LNG 2220 Corporation	Republic of The Marshall Islands	100%
Golar Winter (UK) Ltd	United Kingdom	100%

II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

III-1

SCHEDULE IV

Parties to Deliver Lock-up Letters

(1)	Golar LNG Limited
(2)	Golar LNG Energy Limited
(3)	Kate Blankenship
(4)	Tor Olav Troim
(5)	Georgina E. Sousa
(6)	Han Petter Aas
(7)	Graham Robjohns
(8)	Tom Christiansen
(9)	Brian Tienzo
(10)	Paul Leand, Jr.

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[            ], 2011

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Golar LNG Limited, Golar LNG Partners LP (the “Partnership”), Golar GP LLC (the “General Partner”) and Golar Partners Operating LLC, and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into this Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by the Representatives (provided that the transferee agrees to be bound by the terms hereof).

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event, or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph

A-1

will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to the Common Units acquired in open market transactions after completion of the public offering, provided that with respect to any proposed subsequent sales of Common Units acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party or its affiliates under the Exchange Act shall be required or shall be voluntarily made in connection with such sales.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B

Covered Agreements

Part A - England and Wales Material Agreements

1.             Time Charter Party dated September 4, 2007 by and between (among others) Petroleo Brasileiro S.A. and Golar Spirit UK Limited

2.             Operation and Services Agreement dated September 4, 2007 by and between (among others) Petroleo Brasileiro S.A. and Golar Serviços de Operação e Embarcações Ltda.

3.             Option Agreement dated September 4, 2007 by and among Braspetro Oil Services Company — Brasoil, as Option Holder, Golar Spirit UK Ltd., as Lessee, Sovereign Spirit Limited, as Owner, Alliance and Leicester Commercial Finance PLC, as Lessor Agent, LNG Shipping Co., as Standby Owner, Golar LNG Limited, as Lessee Parent and Nordea Bank

4.             Time Charter Party dated September 4, 2007 between Golar Winter UK Ltd. and Petróleo Brasileiro S.A.

5.             Operation and Services Agreement dated September 4, 2007 between Golar Serviços de Operação de Embarcações Limitada and Petróleo Brasileiro S.A.

6.             Option Agreement dated September 4, 2007 by and among Braspetro Oil Services Company-Brasoil, as Option Holder, Golar Winter UK Ltd., as Sub-Lessee, Golar LNG 2220 Corporation as Lessee, Lloyds TSB Maritime Leasing (NO. 13) Limited, as Owner and Golar LNG Limited, as Lessee Parent

Part B - England Material Agreements

1.             Time Charter Party dated July 2, 1997 between Faraway Maritime Shipping Company and Pertamina

2.             Time Charter Party dated October 25, 2001, as amended on April 4, 2003 and as novated and amended and restated on August 27, 2003 between Golar 2215 UK Ltd. And Methane Services Limited

B-1

EXHIBIT C

Vessels

Vessel	Owner (Ownership Interest)	Jurisdiction of Registration
Golar Mazo	Chinese Petroleum Corporation (40% ownership) Faraway Maritime Shipping Company (60% ownership)	United Kingdom

Methane Princess	A&L CF June (3) Limited (100% ownership) Golar LNG 2215 Corporation (100% leasehold interest) Golar 2215 UK Ltd (100% sub-leasehold interest)	Liberia

Golar Spirit	Sovereign Spirit Limited (100% ownership) Golar Spirit UK Ltd (100% leasehold interest)	Marshall Islands

Golar Winter	Lloyds TSB Maritime Leasing (No. 13) Limited (100% ownership) Golar LNG 2220 Corporation (100% leasehold interest) Golar Winter UK Ltd (100% sub-leasehold interest)	Marshall Islands

C-1

EXHIBIT D-1

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS (NEW YORK) LLP

(i)            Formation and Qualification.  Each of the Partnership Parties and each subsidiary of the Partnership listed on Schedule II that is organized under the laws of the Republic of Liberia or the Republic of The Marshall Islands (the “Covered Laws,” and each a “Covered Law”) (such subsidiaries, the “Covered Subsidiaries” and, together with the Partnership Parties, the “Covered Entities”) is a limited partnership, limited liability company or corporation, as applicable, validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation with full company, corporate or partnership power, as the case may be, and authority to enter and perform its obligations under the Operative Agreements to which it is a party, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Disclosure Package and the Prospectus.

(ii)           Ownership of the General Partner.  Golar owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall Islands LLC Act).

(iii)          Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and, to such counsel’s knowledge, the General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability as described in the Partnership Agreement, the Disclosure Package or the Prospectus or under applicable securities laws).

(iv)          Ownership of Sponsor Units and the Incentive Distribution Rights.  Golar owns all of the Sponsor Units and the General Partner and Golar Energy own all of the Incentive Distribution Rights.  All of the Sponsor Units, and the limited partner interests represented thereby, and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Preliminary Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and to such counsel’s knowledge, the General Partner owns its Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability under applicable securities laws as described in the Disclosure Package and the Prospectus or with respect to the Incentive Distribution Rights).

(v)           Ownership of the Operating Company. The Partnership owns 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 31 of the Marshall

D-1-1

Islands LLC Act); and to such counsel’s knowledge, the Partnership owns such membership interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package or the Prospectus).

(vi)          Ownership of the Covered Subsidiaries.  The entities set forth on a schedule to such counsel’s opinion own 100% of the equity interests in the Covered Subsidiaries; to such counsel’s knowledge, such equity interests have been duly authorized and been validly issued in accordance with the organizational documents of each Covered Subsidiary and are fully paid (to the extent required under the organizational documents of each Covered Subsidiary) and nonassessable; and, to such counsel’s knowledge, the Operating Company or Golar Maritime (Asia) Inc., as the case may be, owns such equity interests free and clear of all Liens other than the Liens pursuant to the Credit Agreement and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

(vii)         No Preemptive Rights, Registration Rights or Options.  To such counsel’s knowledge, except as described in the the Disclosure Package or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any other restriction upon the voting or transfer of, any equity interests in any Covered Entity, in each case pursuant to their respective organizational documents.  To the knowledge of such counsel and except as described in the Disclosure Package or the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company, or (C) any equity interests in any Covered Subsidiary.

(viii)        Authority and Authorization.  Each of the Partnership Parties has all requisite company, corporate or partnership power, as the case may be, and authority to execute and deliver this Agreement and perform its obligations hereunder.  All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners pursuant to the Covered Laws for the execution and delivery of the Underwriting Agreement and the Operative Agreements to which any of the Covered Entities is a party and the consummation of the transactions contemplated by this Agreement and such Operative Agreements has been validly taken.  The Partnership Agreement does not prohibit the sale by Golar of the Units as contemplated by the Underwriting Agreement.

(ix)           Authorization, Execution and Delivery of this Agreement and the Operative Agreements.  This Agreement and the Operative Agreements to which any of the Partnership Parties is a party have been validly executed and delivered by each of the Partnership Parties.

(x)            Enforceability of the Partnership Agreement. The Partnership Agreement constitutes a valid and legally binding obligation of the General Partner, Golar and Golar Energy, enforceable against each of the General Partner, Golar and Golar Energy in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

D-1-2

(xi)           Enforceability of the GP LLC Agreement.  The GP LLC Agreement constitutes a valid and legally binding obligation of Golar, enforceable against Golar in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

(xii)          Enforceability of the Operating Company LLC Agreement. The Operating Company LLC Agreement constitutes a valid and legally binding obligation of Golar and the General Partner, enforceable against each of Golar and the General Partner in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

(xiii)         Authority to Sell Units. Assuming that Golar has all necessary power and authority to enable it to execute and deliver the Underwriting Agreement, Golar has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Units being sold by Golar under this Agreement.

(xiv)        Vessel Ownership and Registration. The vessels Golar Mazo, Golar Freeze, Golar Spirit, Golar Winter and Methane Princess are registered under the laws of the jurisdiction set forth opposite its name on Exhibit C hereto in the sole ownership of the entity identified on Exhibit C hereto, free and clear of all Liens of record except:

(A)          for Golar Mazo, a First Preferred Mortgage dated January 6, 2000 in favor of Indosuez Asia Shipfinance Services Limited in the total amount of US$419,500,000 and interest and performance of mortgage covenants;

(B)           for Golar Freeze, a First Preferred Mortgage dated December 22, 2010 in favor of DNB Nor Bank ASA, as Security Agent and Trustee, in the total amount of US$131,594,218 plus interest, costs and performance of mortgage covenants;

(C)           for Golar Spirit, a First preferred Mortgage dated December 22, 2010 in favor of Nordea Bank Norge ASA, as Security Agent and Trustee, in the total amount of US$310,500,000 plus interest, costs and performance of mortgage covenants, and a Second Preferred Mortgage dated December 22, 1010 in favor of Santander Asset Finance Plc, as Mortgagee and Trustee, in the amount of GBP68,736,648 plus interest, costs and performance of mortgage covenants, and

D-1-3

(D)          for Methane Princess, a First Preferred Mortgage dated January 18, 2011 in favor of Golar LNG 2215 Corporation, as Mortgagee and Trustee, in the total amount of US$310,500,000 and the performance of the express mortgage covenants, and assigned to Nordea Bank Norge ASA pursuant to an Assignment of First Preferred Mortgage dated January 18, 2011.

(xv)         No Conflicts.  None of (i) the execution, delivery and performance of this Agreement, the Contribution Agreement, the Omnibus Agreement and the Services Agreement by the Partnership Parties and the performance by the Partnership Parties of their respective obligations hereunder or thereunder or (ii) the consummation of the transactions contemplated hereby or thereby, including the sale by Golar of the Units to the Underwriters, (a) will conflict with or constitute a violation of any limited partnership agreement, limited liability company agreement or other organizational documents of any Partnership Entity organized under a Covered Law, (b) violate any Covered Laws or (c) will violate any judgment, order or decree known to such counsel of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in, the Republic of Liberia or the Republic of The Marshall Islands directed to any of the Partnership Entities in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands or the Republic of Liberia to which any of them is a party.

(xvi)        No Consents.  No consent (as such term is defined in Section 1(i)(u) hereof) under a Covered Law is required in connection with the execution and delivery by the Partnership Parties of this Agreement, the Contribution Agreement, the Omnibus Agreement and the Services Agreement, the consummation of the transactions contemplated hereby or thereby or the performance by the Partnership Parties of their obligations thereunder, including the sale by Golar of the Units to the Underwriters.

(xvii)       Permits.  To the knowledge of such counsel, no Governmental Licenses (as such term is defined in Section 1(i)(hh) hereof) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of Liberia or the Republic of The Marshall Islands are required for any of the Partnership Entities to own or lease its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Marshall Islands or Liberian governmental authority currently held or filed by any of the Partnership Entities.

(xviii)      Distribution Restrictions.  No Covered Subsidiary is prohibited under its organizational documents, directly or indirectly, from paying any distributions to the Operating Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership or the Operating Company or any other subsidiary of the Partnership or the Operating Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(xix)         Accuracy of Statements.  The statements in the Registration Statement and Prospectus under the “Business—Taxation of the Partnership—Marshall Islands Taxation,”

D-1-4

“Non-United States Tax Considerations—Marshall Islands Tax Consequences” and “Service of Process and Enforcement of Civil Liabilities,” insofar as they purport to constitute summaries of a Covered Law or legal conclusions as to a Covered Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

(xx)          No Additional Liability.  The Partnership is not liable under a Covered Law for the liabilities of the Operating Company and the limited partners of the Partnership are not liable under such Covered Law for liabilities of the Partnership, the Operating Company or the Operating Subsidiaries.

(xxi)         Choice of Law.  The choice of New York law to govern this Agreement constitutes a valid choice of law under the law of the Republic of The Marshall Islands.

(xxii)        Non-Exclusive Jurisdiction.  The submission by the Partnership Parties to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, the City of New York, is a valid submission under the law of the Republic of The Marshall Islands.

(xxiii)       Enforcement of Judgments. A judgment granted by a foreign court against the Partnership Parties may be recognized in the Republic of The Marshall Islands, so long as the foreign judgment grants or denies recovery of a sum of money, and is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal.  A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation.  A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii), the cause of action on which the judgment is based is repugnant to the public policy of the Republic of The Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Golar Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the Republic of Liberia and the Republic of The Marshall Islands.

D-1-5

EXHIBIT D-2

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(i)                                     The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (excluding the effect of Rule 424(b)(8)); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

(ii)                                  The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, appeared, on their face to be appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel expresses no opinion with respect to the financial statements and related schedules (including the notes and schedules thereto and the auditors’ reports thereon), any other financial or accounting data contained in or omitted from the Registration Statement or the Prospectus.

(iii)                               To the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to have any securities registered pursuant to the Registration Statement.

(iv)                              Assuming that the Omnibus Agreement and the Contribution Agreement have been duly authorized and validly executed and delivered by Golar Energy and each of the Golar Entities party thereto, each of the Omnibus Agreement and the Contribution Agreement constitutes a valid and legally binding obligation of Golar Energy and such Golar Entities, enforceable against each of them in accordance with its respective terms, provided that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and implied covenants of good faith and fair dealing.

(v)                                 The description of the United States federal statutes and regulations set forth in the Disclosure Package and the Prospectus under the captions “Business—Environmental and Other Regulation—United States Environmental Regulation of LNG Vessels” and “Business—Environmental and Other Regulation—Vessel Security Regulations,” constitute accurate summaries of such statutes and regulations in all material respects, subject to the qualifications and assumptions stated therein.

(vi)                              The statements in the Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Certain Relationships and Related Party Transactions - Agreements Governing the Transactions - Omnibus Agreement,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units” and “The Partnership Agreement,” insofar as they constitute

D-2-1

descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby.

(vii)                           The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

(viii)                        The Partnership is not, and after giving effect to the offering and sale of the Units, the Partnership will not be, an “investment company” as defined in the Investment Company Act.

(ix)                                Insofar as matters of U.S. Federal law and New York State law are concerned, to the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described, or (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

(x)                                   The offer, issuance and sale of the Sponsor Units to Golar and of the Incentive Distribution Rights to the General Partner and Golar Energy are exempt from the registration requirements of the Act.

(xi)                                Upon payment for the Units to be sold by Golar, delivery of such Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Units in the name of Cede or such other nominee and the crediting of the Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Units) (i) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Units may be asserted against the Underwriters with respect to such “security entitlement.”

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations and warranties of the Golar Parties, upon certificates of officers and employees of the Golar Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by federal law and the applicable laws of the State of New York and (iv) state that they express no opinion with respect to (a) any permits to own or operate any real or personal property or (b) any state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of the Units.

D-2-2

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Golar Entities, and the independent registered public accounting firm for the Partnership, the Underwriters and their counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although they have not independently verified, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs (vi) and (vii) above), on the basis of the foregoing (relying with respect to factual matters to the extent they deem appropriate upon statements by officers and other representatives of the Golar Entities), no facts have come to such counsel’s attention that have led them to believe that

(A)                              the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)                                the Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, as of the Execution Time (which we have assumed, with your permission, is a time prior to the time of the first sale of the Units by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)                                the Prospectus, as of its date and as of the applicable Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon included in the Registration Statement, the Disclosure Package or the Prospectus, (ii) any other financial or accounting data or information relating to the liquefied natural gas industry or the FSRU industry, and included in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus or (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

D-2-3

EXHIBIT D-3

FORM OF OPINION OF MELLO JONES & MARTIN

(i)                                     Formation of Golar.  Golar is duly incorporated for an indefinite period as an exempted limited company, and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate capacity and power to acquire and own securities and or participations in Bermuda or foreign corporations and to own or lease its properties and conduct its business, in each case in all material respects as described in the Disclosure Package and the Prospectus.

(ii)                                  No Additional Liability.  The Partnership is not liable under the laws of Bermuda for the liabilities of Golar and the limited partners of the Partnership are not liable under the laws of Bermuda for the liabilities of Golar.

(iii)                               Authority.  Golar has all necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute and deliver this Agreement and the Operative Agreements to which it is a party and perform its obligations hereunder and thereunder.

(iv)                              Enforceability of Covered Agreements.  The execution, delivery and performance of each of this Agreement, the Contribution Agreement, the Omnibus Agreement and the General Partner LLC Agreement has been duly authorized by all necessary corporate action on the part of Golar and the obligations of Golar set out therein constitute the legal, valid and binding obligations of Golar, enforceable against Golar in accordance with its terms.

(v)                                 Enforceability. This Agreement, the Contribution Agreement, the Omnibus Agreement and the General Partner LLC Agreement have been duly executed on behalf of Golar and are in proper legal form for enforcement against Golar in Bermuda.

(vi)                              No Consents.  No consent (as such term is defined in Section 1(i)(u) hereof) under Bermuda law is required for Golar to enter into and perform its obligations under this Agreement, the Contribution Agreement and the Omnibus Agreement or in connection with the transactions contemplated hereby or thereby, nor for the validity, enforceability or admissibility in evidence of this Agreement, the Contribution Agreement or the Omnibus Agreement in Bermuda.

(vii)                           No Conflicts.  The performance by Golar of its obligations pursuant to this Agreement, the Contribution Agreement, the General Partner LLC Agreement, the Partnership Agreement and the Omnibus Agreement and the consummation of the transactions contemplated thereby does not and will not cause (a) any conflict with Golar’s organizational documents, (b) any limit of Golar or its directors imposed by its organizational documents to be breached or (c) any laws of Bermuda to be contravened.

(viii)                        Jurisdiction.  The submission by Golar to the exclusive jurisdiction of the New York Courts and the designation of an address for service of proceedings in the New York Courts on Golar are valid and binding upon Golar.

D-3-1

(ix)                                Appointment of Authorized Agent.  The appointment by Golar of Watson, Farley & Williams (New York) LLP as authorized agent upon whom process may be served in any action in the New York Courts arising out of or based on this Agreement is a valid and effective appointment if such appointment is valid and effective under New York Law and if no other procedural requirements are necessary in order to validate such appointment.

(x)                                   Choice of Law.  The express choice of New York law or Marshall Islands law, as the case may be, as the governing law of this Agreement, the Omnibus Agreement, the Contribution Agreement, the Partnership Agreement and the General Partner LLC Agreement is a proper, valid and binding choice of law, and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda except for those laws (a) which such court considers to be procedural in nature, (b) which are revenue or penal laws or (c) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. A final and conclusive judgment of the New York Courts under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of “multiple damages” as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law “doctrine of obligation” by action for the debt evidenced by the New York Court’s judgment.  To the knowledge of such counsel, it would expect such proceedings to be successful provided that (a) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; (b) the judgment has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law; and (c) the judgment is not contrary to public policy in Bermuda.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Golar Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Bermuda.

D-3-2

EXHIBIT D-4

FORM OF OPINION OF HARNEY WESTWOOD & RIEGELS

(i)                                     Formation and Qualification.  The subsidiary of the Partnership listed on Schedule II that is organized under the laws of the British Virgin Islands (the “BVI Subsidiary”) is a company duly registered with limited liability for an unlimited duration and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority to enter and perform its obligations under the Operative Agreements to which it is a party, to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Disclosure Package and the Prospectus.  The BVI Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(ii)                                  Ownership of the BVI Subsidiaries.  The Partnership and the Operating Company collectively own, directly or indirectly, 100% of the equity interests in the BVI Subsidiary; such equity interests have been duly authorized and been validly issued in accordance with the organizational documents of the BVI Subsidiary and are fully paid (to the extent required under the organizational documents of the BVI Subsidiary) and nonassessable; and the Partnership and the Operating Company owns such equity interests free and clear of all Liens other than the Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Golar Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the British Virgin Islands.

D-4-1

EXHIBIT D-5

FORM OF OPINION OF HELLER REDO BARROSO ADVOGADOS

(i)                                     Formation and Qualification.  The subsidiary of the Partnership listed on Schedule II that is organized under the laws of Brazil (the “Brazilian Subsidiary”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation with full power and authority to enter and perform its obligations under the Operative Agreements to which it is a party, to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Disclosure Package and the Prospectus.  The Brazilian Subsidiary is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(ii)                                  Ownership of the Brazilian Subsidiaries.  The Partnership and the Operating Company collectively own, directly or indirectly, 100% of the equity interests in the Brazilian Subsidiaries; such equity interests have been duly authorized and been validly issued in accordance with the organizational documents of each Brazilian Subsidiary and are fully subscribed and paid in (to the extent required under the organizational documents of each Brazilian Subsidiary); and the Partnership and the Operating Company own such equity interests free and clear of all Liens other than the Liens pursuant to the credit agreements and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

(iii)                               Accuracy of Statements.  The statements in the Registration Statement and Prospectus under the caption “Business—Taxation of the Partnership—Brazilian Taxation,” insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not comment).

(iv)                              Enforceability.  Each of the Covered Agreements to which the Brazilian Subsidiary is a party and that is identified on Exhibit B hereto has been duly and validly authorized by the Brazilian Subsidiary and constitutes a valid and binding obligation of each party thereto that is organized under the laws of Brazil, enforceable against such entity in accordance with its terms under the laws of Brazil.

In rendering such opinion, such advisor may (A) rely in respect of matters of fact upon certificates of officers and employees of the Golar Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Brazil.

D-5-1

EXHIBIT D-6

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS (UK) LLP

(i)                                     Formation and Qualification. Each of the Partnership Parties and each subsidiary of the Partnership listed on Schedule II that is organized under the laws of the United Kingdom (the “UK Covered Laws,” and each a “UK Covered Law”) (such subsidiaries, the “UK Covered Entities”) is a company incorporated with limited liability and is validly existing as a limited liability company under the laws of its respective jurisdiction of formation or incorporation with capacity to own or lease and to operate its properties and to conduct its business, in each case in all material respects as described in the Disclosure Package and the Prospectus.

(ii)                                  Ownership of the UK Covered Entities. The register of members of each UK Covered Entity shows that the Operating Company owns 100% of the equity interests in the UK Covered Entities; such equity interests have been validly issued in accordance with the organizational documents of each UK Covered Entity and, to such counsel’s knowledge, are fully paid up; and, to such counsel’s knowledge, the Operating Company owns such equity interests free and clear of all Liens other than the Liens pursuant to the Credit Agreement and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

(iii)                               No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Disclosure Package or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any UK Covered Entity, in each case pursuant to their respective organizational documents.  To the knowledge of such counsel, there are no outstanding options or warrants to purchase any equity interests in any UK Covered Entity.

(iv)                              Authority and Authorization.  Each UK Covered Entity has taken the necessary corporate action to authorize (and so has the authority for), the execution, delivery and performance of its obligations under the Operative Agreements to which it is a party and the consummation of the transactions to which it is a party contemplated thereby.

(v)                                 Authorization, Execution and Delivery of the Operative Agreements.  Each of the Operative Agreements to which any of the UK Covered Entities is a party has been duly authorized, executed and delivered by each such entity, as applicable.

(vi)                              Enforceability of Organizational Documents.  The organizational documents of the UK Covered Entities constitute legal, valid and binding agreements with respect to each UK Covered Entity under the applicable laws of the United Kingdom.

(vii)                           Enforceability of Covered Agreements.  Each of the Covered Agreements that is governed by any of the UK Covered Laws and identified in Part C of Exhibit B hereto has been duly and validly authorized by the UK Covered Entities party thereto and constitutes a valid and binding obligation of each party thereto that is organized under the UK Covered Laws, enforceable against each such entity in accordance with its terms under applicable UK Covered Laws.

C-1

(viii)                        Sufficiency of Contribution Documents.  Upon the registration of the transfer of one thousand ordinary shares of £1 (the “Winter Shares”) each in the capital of Golar Winter UK Limited (“Winter”) from Golar to the Partnership in the register of members of Winter, the Partnership acquired legal title to the Winter Shares. Upon registration of the transfer of the Winter Shares from the Partnership to the Operating Company in the register of the members of Winter, the Operating Company acquired legal title to the Winter Shares.

(ix)                                No Conflicts.  None of (i) the execution, delivery and performance of this Agreement or the Operative Agreements by the Golar Entities or (iii) the consummation of the transactions contemplated hereby or thereby (a) will violate any limited partnership agreement, limited liability company agreement or other organizational documents of any UK Covered Entity, (b) will conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Operative Agreement governed by a UK Covered Law or (c) will violate any UK Covered Laws.

(x)                                   No Consents.  No consent (as such term is defined in Section 1(i)(u) hereof) under a UK Covered Law is required in connection with the execution, delivery and performance of this Agreement and the Operative Agreements governed by a UK Covered Law by the UK Covered Entities party thereto or the consummation of the transactions contemplated by this Agreement or the Operative Agreements governed by a UK Covered Law.

(xi)                                Permits.  No Governmental Licenses (as such term is defined in Section 1(i)(hh) hereof) of, or declarations or filings with, any governmental agency of the United Kingdom are required for any of the UK Covered Entities to own or lease its properties and to conduct its business in the manner described in the Prospectus.

(xii)                             Distribution Restrictions.  No UK Covered Entity is prohibited under its organizational documents or any of the Operative Agreements to which it is a party, directly or indirectly, from paying any distributions to the Operating Company, from repaying to the Partnership or the Operating Company any loans or advances to such UK Covered Entity from the Partnership or the Operating Company or from transferring any of such UK Covered Entity’s property or assets to the Partnership or the Operating Company or any other subsidiary of the Partnership or the Operating Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(xiii)                          Accuracy of Statements.  The statements in the Registration Statement and Prospectus under the captions “Business—Taxation of the Partnership—United Kingdom Taxation,” and “Non-United States Tax Considerations—United Kingdom Tax Consequences,” insofar as they purport to constitute summaries of UK Covered Laws or legal conclusions, fairly describe in all material respects the portions of the statutes addressed thereby, subject to the qualifications and assumptions stated therein.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Golar Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all

D-6-2

documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the United Kingdom.

D-6-3

EXHIBIT E

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

C-1